Exhibit 99.1

Trail Tire Distributors LTD.

Index

February 28, 2014 and 2013

Collins Barrow Edmonton LLP
INDEPENDENT AUDITORS’ REPORT	2380 Commerce Place
10155—102 Street N.W.
Edmonton, Alberta
T5J 4G8 Canada
T. 780.428.1522
To the Shareholders of Trail Tire Distributors Ltd.	F. 780.425.8189
www.collinsbarrow.com

We have audited the accompanying financial statements of Trail Tire Distributors Ltd., which comprise the balance sheets as of February 28, 2014 and February 28, 2013, and the related statements of operations, retained earnings and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Canadian Accounting Standards for Private Enterprises; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trail Tire Distributors Ltd. as of February 28, 2014 and February 28, 2013, and the results of their operations and their cash flows for the years then ended in accordance with Canadian Accounting Standards for Private Enterprises.

Basis of Accounting

As more fully described in Note 2 to the financial statements, the Company’s policy is to prepare its financial statements on the basis of Canadian Accounting Standards for Private Enterprises which differ from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to that matter. Information relating to the nature and effect of such differences is presented in note 14 to the financial statements.

Edmonton, Alberta	/s/ Collins Barrow Edmonton LLP
June 20, 2014 except for Note 14 (footnotes (a), (c) and (d)) which are as of August 18, 2014	Chartered Accountants

This office is independently owned and operated by Collins Barrow Edmonton LLP
The Collins Barrow trademarks are used under License.

TRAIL TIRE DISTRIBUTORS LTD.

Balance Sheets

As at February 28, 2014 and February 28, 2013

	February 28, 2014	February 28, 2013
ASSETS
Current Assets
Cash	$1,876,070	$2,928,693
Accounts receivable (Note 4)	3,716,217	4,340,454
Goods and Services Tax recoverable	88,812	40,340
Inventories (Note 5)	4,748,358	6,217,267
Prepaid expenses and deposits	46,418	42,013
Income taxes receivable	310,383	—

	10,786,258	13,568,767

Loans receivable from related parties (Note 6)	5,962,211	3,600,739
Property and equipment (Note 7)	413,431	362,557

	$17,161,900	$17,532,063

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities (Note 6)	$5,132,908	$5,881,151
Income taxes payable	—	904,005
Management remuneration payable	93,500	694,000

	5,226,408	7,479,156

Shareholders’ loans (Note 9)	5,122,943	5,122,943

	10,349,351	12,602,099

SHAREHOLDERS’ EQUITY
Share capital (Note 10)	100	100
Retained earnings	6,812,449	4,929,864

	6,812,549	4,929,964

	$17,161,900	$17,532,063

Commitments and Contingency (Note 12)

See accompanying notes

TRAIL TIRE DISTRIBUTORS LTD.

Statements of Operations

For the Years Ended February 28, 2014 and February 28, 2013

	2014	2013
Sales (Note 6)	$45,087,534	$43,754,191
Cost of sales (Note 6)	37,654,546	34,686,365

Gross profit	7,432,988	9,067,826

Expenses
Wages and benefits	2,986,639	2,871,471
Rent (Note 6)	729,138	606,123
Interest and bank charges	219,525	205,414
Telephone and utilities	191,718	139,875
Automotive	179,943	236,845
Office	158,723	131,597
Amortization	119,040	146,385
Repairs and maintenance	115,737	98,408
Insurance	69,880	79,578
Management salaries	50,750	694,000
Travel	47,171	46,793
Professional fees	43,350	25,266
Property taxes	39,812	21,413
Shop supplies	26,407	53,186
Advertising and promotion (Note 6)	13,711	77,477
Dues and memberships	7,369	6,281
Bad debt expense	2,125	13,318

	5,001,038	5,453,430

Income before other revenue (expenses) and income taxes	2,431,950	3,614,396

Other revenue (expenses)
Foreign exchange gain	19	2,143
Interest income	33,043	78,465
Gain (loss) on sale of equipment	938	(15,427)
Rental income	42,288	85,180

	76,288	150,361

Income before income taxes	2,508,238	3,764,757
Income taxes expense	625,653	932,369

Net income	$1,882,585	$2,832,388

See accompanying notes

TRAIL TIRE DISTRIBUTORS LTD.

Statements of Retained Earnings

For the Years Ended February 28, 2014 and February 28, 2013

	2014	2013
Balance, beginning of year	$4,929,864	$2,097,476
Net income	1,882,585	2,832,388

Balance, end of year	$6,812,449	$4,929,864

See accompanying notes

TRAIL TIRE DISTRIBUTORS LTD.

Statements of Cash Flows

For the Years Ended February 28, 2014 and February 28, 2013

	2014	2013
Cash provided by (used in):
Operating Activities
Net income	$1,882,585	$2,832,388
Items not affecting cash
Amortization	119,040	146,385
(Gain) loss on sale of equipment	(938)	15,427
Change in non-cash working capital items (Note 11)	(522,862)	745,287

	1,477,825	3,739,487

Investing Activities
Advances to related parties	(2,387,027)	(1,895,580)
Repayments from related parties	25,555	—
Advances to shareholders	—	(13,640)
Purchase of equipment	(179,676)	(202,544)
Proceeds on disposal of equipment	10,700	22,360

	(2,530,448)	(2,089,404)

(Decrease) increase in cash	(1,052,623)	1,650,083
Cash, beginning of year	2,928,693	1,278,610

Cash, end of year	$1,876,070	$2,928,693

See accompanying notes

TRAIL TIRE DISTRIBUTORS LTD.

Notes to the Financial Statements

February 28, 2014 and February 28, 2013

1. Nature of operations

The Company was incorporated under the Alberta Business Corporations Act on November 24, 2003 and operates a wholesale tire distribution business.

2. Change in accounting policy

Effective March 1, 2012 the company changed its accounting policy for income taxes from the taxes payable method to the future income taxes method. The change in accounting policy was applied retrospectively. The impact of the change in accounting policy did not result in any changes to the opening retained earnings of 2013 nor did it result in the recognition of a future tax asset or future tax liability as at February 29, 2012.

3. Summary of significant accounting policies

Basis of presentation

These financial statements are prepared in accordance with accounting standards for private enterprises, which is a basis of accounting generally accepted in Canada for entities that are privately held.

Revenue recognition

Revenue is recognized when the goods have been delivered, the services have been completed, the transaction has been accepted by the customer and collection is reasonably assured. The Company reports its revenue net of returns, sales discounts and volume rebates to customers.

Interest revenue is recognized on an annual basis as it is earned.

Rental revenue earned under a lease agreement is recognized as revenue over the term of the underlying lease. All rent increases based on escalation clauses in lease agreements are accounted for on a straight-line basis over the term of the respective leases. Property taxes, other operating cost recoveries, and other incidental income are recognized on an accrual basis.

Vendor Rebates and Allowances

The Company participates in various purchase rebate programs with its major tire vendors including early payment incentives and volume purchase rebates based on defined levels of purchase volume. These arrangements enable the Company to earn rebates that reduce the cost of merchandise purchased. Vendor rebates and allowances are accrued as earned. Vendor rebates and allowances earned are initially recorded as a reduction in the cost of merchandise inventories and are included in operations (as a reduction of cost of goods sold) in the period the related product is sold.

Allowance for doubtful accounts

The allowance for doubtful accounts reflects management’s best estimate of losses on the accounts receivable balances. The company maintains an allowance for doubtful accounts that is estimated based on a variety of factors including accounts receivable aging, historical experience and other currently available information, including events such as customer bankruptcy and current economic conditions. Interest is charged on overdue account receivable balances. A provision is recorded in the period in which the receivable is deemed uncollectible.

TRAIL TIRE DISTRIBUTORS LTD.

Notes to the Financial Statements

February 28, 2014 and February 28, 2013

Inventories

Inventories are valued at the lower of cost or net realizable value. The cost of inventories comprises all costs of purchase and other costs incurred in bringing the inventories to their present location and condition including volume rebates and allowances from vendors. The cost of inventories is determined using the first-in, first-out (FIFO) method. Net realizable value is the estimated selling price in the ordinary course of business, less costs necessary to complete the sale. Inventory is reduced for the estimated losses due to obsolescence. This reduction is determined for groups of products based on purchases in the recent past and/or expected future demand.

Property and equipment

Property and equipment are recorded at cost less accumulated amortization.

Amortization is calculated at the following annual rates:

Automotive	-	30% declining balance basis
Office equipment	-	20% declining balance basis
Leasehold improvements	-	5 year straight-line basis
Computer equipment	-	30% declining balance basis
Computer software	-	100% declining balance basis
Manufacturing equipment	-	50% straight-line basis
Shop equipment	-	20% declining balance basis

Property and equipment are tested for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable when it exceeds the sum of the undiscounted cash flows expected from its use and eventual disposal. In such a case, an impaired loss must be recognized and is equivalent to the excess of the carrying amount of a long-lived asset over its fair value.

Income taxes

The Company uses the future income taxes method to account for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Translation of Foreign Currency

Monetary assets and liabilities of the Company are translated into Canadian dollars at the rate of exchange in effect at the balance sheet date. Revenue and expense items are translated at rates of exchange in effect at the respective transaction months. The resulting exchange gains or losses are included in net earnings. Non-monetary assets and liabilities, arising from transactions denominated in foreign currencies, are translated at rates of exchange in effect at the date of the transaction.

Use of estimates

The preparation of financial statements in conformity with Accounting Standards for Private Enterprises requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities

TRAIL TIRE DISTRIBUTORS LTD.

Notes to the Financial Statements

February 28, 2014 and February 28, 2013

and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more subjective estimates included in these financial statements are the determination of allowance for doubtful accounts receivable, valuation of inventory and estimated useful lives of property and equipment for purposes of calculating amortization. Actual results could differ from those estimates.

Financial Instruments

Measurement of financial instruments

The company initially measures its financial assets and liabilities at fair value, except for certain non-arm’s length transactions. The Company subsequently measures all its financial assets and financial liabilities at amortized cost, except for equity instruments that are quoted in an active market, which are measured at fair value. Changes in fair value are recognized in net income.

Financial assets measured at amortized cost include cash, accounts receivable and loans receivable from related parties.

Financial liabilities measured at amortized cost include accounts payable and accrued liabilities, management remuneration payable and shareholders’ loans.

Impairment

Financial assets measured at cost are tested for impairment when there are indicators of impairment. The amount of the write-down is recognized in net income. The previously recognized impairment loss may be reversed to the extent of the improvement, directly or by adjusting the allowance account, provided it is no greater than the amount that would have been reported at the date of the reversal had the impairment not been recognized previously. The amount of the reversal is recognized in net income.

Transaction costs

Transaction costs relating to financial instruments that are measured subsequently at fair value are recognized in operations in the year in which they are incurred. For instruments that are subsequently measured at amortized cost, the amount initially recognized is adjusted for transaction costs directly attributable to the origination, acquisition, issuance or assumption.

4. Accounts Receivable

Accounts receivable consists of the following:

	2014	2013
Accounts receivable—Trade	$3,752,062	$4,401,224
Warranty receivable	56,430	31,126
Allowance for doubtful accounts	(92,275)	(91,896)

	$3,716,217	$4,340,454

TRAIL TIRE DISTRIBUTORS LTD.

Notes to the Financial Statements

February 28, 2014 and February 28, 2013

5. Inventories

Inventories consist of the following:

	2014	2013
Tires	$4,736,085	$6,198,642
Parts	8,010	8,764
Other	4,263	9,861

	$4,748,358	$6,217,267

At the fiscal year end, inventory included volume rebates and allowances of $nil (February 28, 2013—$nil).

Cost of sales reported on the statement of operations include $37,674,546 (February 28, 2013—$34,686,365) of inventories recognized as an expense during the year.

6. Loans Receivable from Related Parties and Related Party Transactions

Loans Receivable from Related Parties

Loans receivable from related parties are as follows:

	2014	2013
Trail Tire Services Ltd.	$32,051	$31,457
Extreme Wheel Distributors Ltd.	234,994	77,450
Regional Tire Distributors (Edmonton) Inc.	3,584,288	1,475,597
Tirecraft Western Canada Ltd.	472,548	497,102
1470242 Alberta Ltd.	755,791	755,791
1694352 Alberta Ltd.	213,743	213,743
Trail Tire (Kingsway) Ltd.	548,598	549,599
Tire Storage Direct (Edmonton) Ltd.	26,355	—
Integra Tire Canada Ltd.	93,843	—

	$5,962,211	$3,600,739

Loans receivable from the companies noted above are unsecured, non-interest bearing and have no stated terms of repayment. The relationship between Trail Tire Distributors Ltd. and each of these companies is as follows:

Tirecraft Western Canada Ltd., Integra Tire Canada Ltd. and Tire Storage Direct (Edmonton) Ltd. are indirectly owned by a director of Trail Tire Distributors Ltd.

Extreme Wheel Distributors Ltd. is controlled by an immediate family member of a director of Trail Tire Distributors Ltd.

Regional Tire Distributors (Edmonton) Inc. (formerly known as North Alta Tire Distributors Ltd.) is partially owned by a director of Trail Tire Distributors Ltd.

1470242 Alberta Ltd., 1694352 Alberta Ltd. and Trail Tire (Kingsway) Ltd. are companies controlled by a director of Trail Tire Distributors Ltd.

TRAIL TIRE DISTRIBUTORS LTD.

Notes to the Financial Statements

February 28, 2014 and February 28, 2013

Trail Tire Services Ltd. is controlled by a close family member of the directors of Trail Tire Distributors Ltd.

As the loans receivable have no stated terms of repayment and are not expected to be repaid within the next fiscal year, they have been classified as long term assets.

Related Party Transactions

Sales to related parties are as follows:

	2014	2013
Extreme Wheels Distributors Ltd.	$102,844	$142,206
Regional Tire Distributors (Edmonton) Inc.	88,701	265,241
Trail Tire (Kingsway) Ltd.	353,551	277,777
Trail Tire Services Ltd.	911,000	1,065,402

	$1,456,096	$1,750,626

Included in accounts receivable are the following balances receivable from related parties as at the fiscal year-end:

	2014	2013
Extreme Wheels Distributors Ltd.	$6,255	$3,614
Tirecraft (Fort Road) Centre	43,534	10,927
Regional Tire Distributors (Edmonton) Inc.	242,157	381,745
Trail Tire (Kingsway) Ltd.	59,035	40,722

	$350,981	$437,008

Purchases from related parties are as follows:

	2014	2013
Extreme Wheels Distributors Ltd.	$—	$15,998
Regional Tire Distributors (Edmonton) Inc.	223,912	2,585,228
Trail Tire (Kingsway) Ltd.	555,351	230,415

	$779,263	$2,831,641

Included in the rent expense are lease payments to 1470242 Alberta Ltd., a company that is controlled by a director of the Company, which amounted to $420,000 for the 2014 fiscal year (February 28, 2013—$420,000).

Payments made for marketing services to Tirecraft Western Canada Ltd, a company in which a director of the Company has indirect ownership, was $nil for the 2014 fiscal year (February 28, 2013—$266,832).

TRAIL TIRE DISTRIBUTORS LTD.

Notes to the Financial Statements

February 28, 2014 and February 28, 2013

Included in accounts payable and accrued liabilities are the following balances payable to the related parties as at the fiscal year-end:

	2014	2013
Extreme Wheels Distributors Ltd.	$1,626	$549
Tirecraft Western Canada	80,306	7,870
Regional Tire Distributors (Edmonton) Inc.	294,547	256,070
Trail Tire Services Ltd.	373	2,589
Trail Tire (Kingsway) Ltd.	1,362	2,264

	$378,214	$269,342

The related party transactions are in the normal course of operations and have been reported in these financial statements at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

7. Property and Equipment

	2014
	Cost	Accumulated Amortization	Net
Automotive	$435,058	$273,119	$161,939
Office equipment	77,132	36,438	40,694
Leasehold improvements	46,856	42,170	4,686
Computer equipment	92,729	57,483	35,246
Computer software	72,923	72,923	—
Manufacturing equipment	69,303	69,303	—
Shop equipment	368,654	197,788	170,866

	$1,162,655	$749,224	$413,431

	2013
	Cost	Accumulated Amortization	Net
Automotive	$444,809	$272,422	$172,387
Office equipment	61,928	28,166	33,762
Leasehold improvements	46,856	32,799	14,057
Computer equipment	78,572	45,412	33,160
Computer software	72,923	72,923	—
Manufacturing equipment	69,303	69,303	—
Shop equipment	280,816	171,625	109,191

	$1,055,207	$692,650	$362,557

8. Operating Line of Credit

The Company has an operating line of credit bearing interest at prime plus 1.40%, limited to the lesser of $250,000 (increased to $750,000 for the period March 1 to September 30 each year) and 75% of accounts receivable, and is secured by a general security agreement covering a first ranking security interest in all assets of the Company. As at February 28, 2014 and 2013 no amounts were outstanding on the operating line of credit.

TRAIL TIRE DISTRIBUTORS LTD.

Notes to the Financial Statements

February 28, 2014 and February 28, 2013

9. Shareholders’ Loans

Shareholders’ loans at February 28, 2014 which includes amounts outstanding at February 28, 2013 are unsecured, non-interest bearing, and are due March 1, 2015.

10. Share Capital

Authorized:
Unlimited number of Class A, B and C common voting shares

	2014	2013
Issued:
100 Class A common shares	$100	$100

11. Non-cash Working Capital Items

Non-cash working capital items related to operations are as follows:

	2014	2013
Accounts receivable	$624,237	$(322,039)
Inventories	1,468,909	(629,693)
Prepaid expenses and deposits	(4,405)	2,653
Goods and Services Tax receivable	(48,472)	62,628
Income taxes receivable	(310,383)	4,422
Accounts payable and accrued liabilities	(748,243)	1,122,081
Income taxes payable	(904,005)	(398,770)
Management remuneration payable	(600,500)	904,005

	$(522,862)	$745,287

12. Commitments and Contingency

The Company has entered into various operating leases for its office and warehouse premises as follows:

Location	Expiration date
Main office/Warehouse—11771 167 Street	September 30, 2014
Warehouse—16305 117 Avenue	October 31, 2014
Warehouse—11612 163 Street	December 31, 2014

The required lease payments under the various leases are due as follows:

2015	$521,756

The Company has provided a corporate guarantee related to term loan financing obtained by 1470242 Alberta Ltd., a company that is controlled by a director of the Company. The Company has guaranteed the full amount of the loan maturing June 15, 2014 with an outstanding balance of $3,228,752 as at February 28, 2014 (February 28, 2013—$3,490,352). The guarantee is supported by a general security agreement secured by a floating charge on all of the Company’s fixed assets.

TRAIL TIRE DISTRIBUTORS LTD.

Notes to the Financial Statements

February 28, 2014 and February 28, 2013

Under the current credit facility the Company is required to maintain minimum working capital and debt service coverage ratios. As at February 28, 2014 and 2013 the Company was in compliance with these covenants.

The Company has provided a corporate guarantee related to term loan financing obtained by 1694352 Alberta Ltd., a company that is controlled by a director of the Company. The Company has guaranteed the full amount of the loan maturing September 15, 2017 with an outstanding balance of $972,194 as at February 28, 2014 (February 28, 2013—$1,019,750). The guarantee is supported by a general security agreement secured by a floating charge on all of the Company’s fixed assets.

Under the current credit facility the Company is required to maintain minimum working capital and debt service coverage ratios. As at February 28, 2014 and 2013 the Company was in compliance with these covenants.

13. Financial Instruments

Credit Risk

The Company is susceptible to credit risk on its accounts receivable and mitigates this risk through an extensive credit evaluation process.

Interest Rate Risk

The Company’s operating line of credit bears interest based at prime and, accordingly, exposes the Company to interest rate risk through fluctuation in the prime rate. As at February 28, 2014 and 2013 there was no amount due on the operating line of credit.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to this risk mainly in respect to its accounts payable and accrued liabilities and its management remunerations payable. At February 28, 2014 the company had a working capital balance of $5,559,850 (February 28, 2013—$6,089,611)

Foreign Currency Risk

Currency risk is the risk to the Company’s earnings that arises from fluctuations of foreign exchange rates and the degree of volatility of these rates. The Company is susceptible to foreign currency risk on its US dollar cash balance in the amount of $5,829 as at February 28, 2014 (February 28, 2013—$64,018).

14. Canadian Accounting Standards for Private Enterprises and US GAAP Reconciliation

The financial statements of the Company have been prepared in accordance with Canadian Accounting Standards for Private Enterprises. The material differences between the accounting policies used by the Company under Canadian Accounting Standards for Private Enterprises and US GAAP are disclosed below.

a) Income Taxes

Under US GAAP, the Company recognizes a tax benefit if it is more likely than not that a tax position taken or expected to be taken in a tax return will be sustained upon examination by taxing authorities based on the merits of the position. The tax benefit recognized in the financial statements is measured based on the largest amount of benefit that is greater than 50 per cent likely of being realized upon settlement. The difference

TRAIL TIRE DISTRIBUTORS LTD.

Notes to the Financial Statements

February 28, 2014 and February 28, 2013

between a tax position taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to this guidance represents an unrecognized tax benefit. An unrecognized tax benefit is disclosed as a long-term liability unless the Corporation anticipates a payment or receipt within one year in respect of the position. As a result of implementing these provisions there was no material impact on the Company’s financial statements.

Under US GAAP the Company is required to calculate and record corporate income taxes based on enacted corporate income tax rates. Under the Canadian Accounting Standards for Private Enterprises, the Company had calculated and recognized corporate income taxes using substantively enacted corporate income tax rates. For the company, enacted and substantively enacted corporate tax rates are the same; as a result no differences to calculated and recognized corporate income taxes arise. There are no material differences between the Company’s statutory income tax rate and the effective tax rate.

b) Variable interest entities

The Company has performed a review of the entities with which it conducts business and has concluded that there are no entities that are required to be consolidated or variable interests that are required to be disclosed under the requirements of ASC Topic 810, Consolidation of Variable Interest Entities.

c) Comprehensive Income

US GAAP requires the presentation of a Statement of Comprehensive Income. The Company has no items that would cause such presentation to differ from the amounts presented as Net Income in the accompanying financials statements.

d) Cash Flows From Financing Activities

The Company did not have any cash flows from financing activities and therefore this caption does not appear on the Statements of Cash Flows.